     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH   , 2000
                                                             FILE NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          CUBIST PHARMACEUTICALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                      22-3192085
     (STATE OR OTHER JURISDICTION                         (I.R.S. EMPLOYER
   OF INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NO.)

                            ------------------------

                      24 EMILY STREET, CAMBRIDGE, MA 02139
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)
                            ------------------------

                          CUBIST PHARMACEUTICALS, INC.
                  AMENDED AND RESTATED 1993 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)
                            ------------------------

                            SCOTT M. ROCKLAGE, PH.D.
   Chairman of the Board of Directors, Chief Executive Officer and President
                          Cubist Pharmaceuticals, Inc.
                                24 Emily Street
                         Cambridge, Massachusetts 02139
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (617) 576-1999
          TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE
                            ------------------------

                                   COPIES TO:

                            JUSTIN P. MORREALE, ESQ.
                              JULIO E. VEGA, ESQ.
                                BINGHAM DANA LLP
                               150 Federal Street
                             Boston, MA 02110-1726
                                 (617) 951-8000
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                    PROPOSED             PROPOSED
                                                AMOUNT               MAXIMUM              MAXIMUM             AMOUNT OF
                TITLE OF                         TO BE           OFFERING PRICE          AGGREGATE          REGISTRATION
      SECURITIES TO BE REGISTERED             REGISTERED          PER SHARE(1)      OFFERING PRICE (1)           FEE
Common Stock, $0.001 par value..........        844,573              $50.625            $42,756,508          $11,287.72

(1) The proposed maximum offering price has been estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. It is not known how many of these shares will be purchased or at what price. The estimate of the proposed maximum aggregate offering price has been calculated based on the offering of all 844,573 shares registered hereunderpursuant to the grant of stock options under the Plan exercisable for all of such shares, at an exercise price of $50.625 per share, which is the average of the high and low prices of the Registrant's Common Stock as listed on the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market System on March 8, 2000.

    Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended, the Prospectus relating to this Registration Statement is is a combined Prospectus that related also to the Registration Statement on Form S-8 (File
No. 333-65385) previously filed by the Registrant on October 6, 1998, which registers 655,427 shares of Common Stock, and the Registration Statement on Form S-8 (File No. 33-25707) previously filed by the Registrant on April 23, 1997, which registers 1,500,000 shares of Common Stock. A filing fee in the amount of $3,022.57 was previously paid with respect to such shares.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    On April 23, 1997, we filed a Registration Statement on Form S-8 (File
No. 333-25707) (referred to in this document as, the "First Registration Statement") to register under the Securities Act of 1933, as amended, 1,500,000 shares of common stock, par value $0.001 per share, issuable by us under the Plan. On October 6, 1998, we filed a Registration statement on Form S-8 (file No. 333-65385) (referred to in this document as the "Second Registration Statement") to register under the Securities Act an additional 655,427 shares of our common stock issuable by us under the Plan. By the terms of the Plan, since the time of the filing of the Second Registration Statement, the aggregate number of shares of our common stock subject to issuance under the Plan automatically increased from 2,155,427 to 3,000,000.

    This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of the additional 844,573 shares of our common stock subject to issuance upon exercise of stock options that may be granted under the Plan at any time or from time to time after the date hereof under the Plan. Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates herein by reference the contents of the First Registration Statement.

    We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

    - our Annual Report on Form 10-K for the year ended December 31, 1999;

    - our Current Reports on Form 8-K filed on January 27, 2000; March 7, 2000,and March 9, 2000;

    - the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 17, 1996, including any amendments or reports filed for the purpose of updating that description; and

    - the description of the preferred stock purchase rights for our Series A Junior Participating Preferred Stock contained in our registration statement on Form 8-A filed with the SEC on August 2, 1999, including any amendments or reports filed for the purpose of updating that description.

    You may request a copy of these filings at no cost (other than exhibits unless those exhibits are specifically incorporated by reference herein) by writing, telephoning or e-mailing us at the following address:

                             Cubist Pharmaceuticals, Inc.
                             24 Emily Street
                             Cambridge, MA 02139
                             Attn: Thomas A. Shea
                             (617) 576-1999
                             e-mail: tshea@cubist.com

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 10th day of March, 2000.

                                                       CUBIST PHARMACEUTICALS, INC.

                                                       By:  /s/ SCOTT M. ROCKLAGE
                                                            -----------------------------------------
                                                            Scott M. Rocklage, Ph.D.
                                                            Chairman of the Board of Directors,
                                                            Chief Executive Officer and President

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby appoints Scott M. Rocklage and Thomas A. Shea and each of them severally, acting alone and without the other, his/her true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement on Form S-8 necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----
                                                       Chairman of the Board of
                /s/ SCOTT M. ROCKLAGE                    Directors, Chief Executive
     -------------------------------------------         Officer and President         March 10, 2000
                  Scott M. Rocklage                      (Principal Executive
                                                         Officer)

                 /s/ THOMAS A. SHEA                    Vice President and Chief
     -------------------------------------------         Financial Officer             March 10, 2000
                   Thomas A. Shea

                 /s/ JOHN K. CLARKE                    Director
     -------------------------------------------                                       March 10, 2000
                   John K. Clarke

                 /s/ BARRY M. BLOON                    Director
     -------------------------------------------                                       March 10, 2000
                   Barry M. Bloom

                  /s/ TRUDIE RESCH                     Director
     -------------------------------------------                                       March 10, 2000
                    Trudie Resch

                  /s/ WALTER MAUPAY                    Director
     -------------------------------------------                                       March 10, 2000
                    Walter Maupay

                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----
                  /s/ DAVID MARTIN                     Director
     -------------------------------------------                                       March 10, 2000
                    David Martin

                /s/ PAUL R. SCHIMMEL                   Director
     -------------------------------------------                                       March 10, 2000
                  Paul R. Schimmel

                 /s/ JOHN ZABRISKIE                    Director
     -------------------------------------------                                       March 10, 2000
                   John Zabriskie

                               INDEX TO EXHIBITS

       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------                           -----------
         3.1            Restated Certificate of Incorporation of the Registrant
                        (incorporated by reference to Exhibit 3 to Cubist's
                        Quarterly Report on Form 10-Q filed on August 12, 1999)
                        (File no. 000-21379).

         3.2 Amended and Restated By-Laws of the Registrant, as amended to date. (incorporated by reference to Exhibit 3.4, Registration No. 333-6795).

         4.1            Specimen certificate for shares of Common Stock
                        (incorporated by reference to Exhibit 3.4 to Cubist's
                        Registration Statement on Form S-1) (Registration No.
                        333-6795).

         4.2 Rights Agreement dated as of July 21, 1999 between Cubist and BankBoston, N.A. as Rights Agent (incorporated by reference to Exhibit 99.1 to Cubist's Report on Form 8-K filed on July 30, 1999) (File no. 000-21379).

         4.3            First Amendment, dated as of March 3, 2000, to the Rights
                        Agreement, dated as of July 21, 1999 between the Company and
                        Fleet National Bank f/k/a BankBoston, N.A., as Rights Agent
                        (incorporated herein by reference to Exhibit 4.2 to the
                        Company's Registration Statement on Form 8-A/A filed on
                        March 9, 2000) (File No. 000-21379)

         4.4 Form of Amended Rights Certificate (incorporated herein by reference to Exhibit 4.4 to the Company's Registration
                        Statement on Form 8-A/A filed on March 9, 2000) (File No.
                        000-21379)

         5              Opinion and Consent of Bingham Dana LLP with respect to the legality of the shares being registered.

        23.1            Consent of Bingham Dana LLP (included in Exhibit 5).

        23.2            Consent of PricewaterhouseCoopers LLP.

        24 Power of Attorney (included in signature page to Registration Statement).